# Second Quarter 2018



August 2, 2018

# Safe Harbor Statement/Regulation G Information

Statements included in this Presentation which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning the proposed merger with Dominion Energy, recovery of Nuclear Project abandonment costs, key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated capital and other expenditures. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "forecasts," "plans," "targets," "anticipates," "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements due to the information being of a preliminary nature and subject to further and/or continuing review and adjustment. Other important factors that could cause such material differences include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the failure by SCANA to consummate the proposed merger with Dominion Energy; (2) the ability of SCE&G to recover through rates the costs expended on the Nuclear Project, and a reasonable return on those costs, under the abandonment provisions of the BLRA or through other means; (3) uncertainties relating to the bankruptcy filing by WEC and WECTEC; (4) further changes in tax laws and realization of tax benefits and credits, and the ability or inability to realize to realize or maintain tax credits and deductions, particularly in light of the abandonment of the Nuclear Project; (5) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations including any imposition of fees or taxes on carbon emitting generating facilities, the BLRA, and any actions affecting involving or arising from the abandonment of the Nuclear Project; (6) current and future litigation, including particularly litigation or government investigations or any actions involving or arising from the construction or abandonment of the Nuclear Project or arising from the proposed merger with Dominion Energy, including the possible impacts on liquidity and other financial impacts therefrom; (7) the impact of any decision by SCANA to pay quarterly dividends to its shareholders or the reduction, suspension or elimination of the amount thereof; (8) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the cost of and access to capital and sources of liquidity of SCANA and its subsidiaries (the Company); (9) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (10) the results of efforts to ensure the physical and cyber security of key assets and processes; (11) changes in the economy, especially in areas served by subsidiaries of SCANA; (12) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (13) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (14) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (15) growth opportunities for SCANA's regulated and other subsidiaries; (16) the effects of weather, especially in areas where the generation and transmission facilities of the Company are located and in areas served by SCANA's subsidiaries; (17) changes in SCANA's or its subsidiaries' accounting rules and accounting policies; (18) payment and performance by counterparties and customers as contracted and when due; (19) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for generation and transmission; (20) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (21) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (22) the availability of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company's businesses, particularly in light of uncertainties with respect to legislative and regulatory actions surrounding recovery of Nuclear Project costs and the announced potential merger; merger with Dominion Energy; (23) labor disputes; (24) performance of SCANA's pension plan assets and the effect(s) of associated discount rates; (25) inflation or deflation; (26) changes in interest rates; (27) compliance with regulations; (28) natural disasters, man-made mishaps and acts of terrorism that directly affect our operations or the regulations governing them; and (29) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company's most recent periodic report filed with the Securities and Exchange Commission.

During this presentation, certain non-GAAP measures (as defined by SEC Regulation G) may be disclosed.  A reconciliation of those measures to the most directly comparable GAAP measures is included on our website at www.scana.com in the Investors section under Webcasts & Presentations.

# 2018 NND & Merger Update

- **1/3/2018 – Dominion & SCANA announce merger with proposed New Nuclear Project solution**
- **1/11/2018 – Dominion & SCANA attend Allowable Ex Parte Briefing with SCPSC to discuss merger and proposal**
- **1/12/2018 – Dominion & SCE&G file Joint Application and Petition with SCPSC**
- **2/1/2018 – FTC grants early termination of Antitrust Waiting Period for proposed Dominion-SCANA combination**
- **3/21/2018 – Georgia PSC approves proposed Dominion-SCANA combination**
- **6/28/2018 – SCANA reduces quarterly dividend rate by ~80% (portion attributable to SCE&G electric business)**
- **6/28/2018 – H4375 (Act 258) passed into law by General Assembly after overriding the SC Governor's veto**
- **6/29/2018 – SCE&G files lawsuit in Federal Court challenging Act 258**
- **7/2/2018 – S954 signed into law by the SC Governor**
- **7/2/2018 – SCPSC issues an order implementing the rate reduction required by Act 258**
- **7/12/2018 – FERC approves proposed Dominion-SCANA combination**
- **7/30/2018 – Hearings begin on Preliminary Injunction in regards to Act 258**
- **7/31/2018 – SCANA's shareholders approve proposed Dominion-SCANA combination**

# SCPSC Schedule

**Joint Application and Petition Schedule:**

- 8/2/2018 – SCE&G and Dominion to file direct testimony
- 9/18/2018 – ORS and Intervenors to file direct testimony
- 10/17/2018 – SCE&G and Dominion to file rebuttal testimony
- 10/24/2018 – ORS and Intervenors to file surrebuttal testimony

**ORS & Friends of the Earth / Sierra Club Dockets Schedule:**

- 8/14/2018 – ORS and FOE/Sierra Club to file direct testimony
- 9/18/2018 – SCE&G and Dominion to file direct testimony
- 10/18/2018 – ORS and FOE/Sierra Club to file rebuttal testimony
- 10/25/2018 – SCE&G and Dominion to file surrebuttal testimony

**Joint Schedule:**

- 10/8/2018 – SCPSC public hearing
- 10/9/2018 – SCPSC public hearing
- 11/1/2018 – SCPSC hearing on the merits begins
- 12/21/2018 – Deadline for SCPSC Order(s)

# Act 258

- Passed into law from House Bill 4375

- Temporarily reduces the portion of SCE&G's electric rates, previously approved by the SCPSC, associated with the V.C. Summer nuclear construction project from approximately 18% of an average customer's bill to approximately 3.2%, retroactive to April 1, 2018.

- Supplies definitions of key terms from the Base Load Review Act

# Merger Approvals Status

| | Approval Received |
|---|---|
| Federal Trade Commission (FTC) | ✓ |
| Georgia Public Service Commission | ✓ |
| Federal Energy Regulatory Commission (FERC) | ✓ |
| Federal Communications Commission (FCC) Consent | ✓ |
| SCANA Shareholders | ✓ |
| Nuclear Regulatory Commission (NRC) | |
| North Carolina Utility Commission | |
| Public Service Commission of South Carolina | |

# 2nd Quarter Variances

## Q2 2018 Vs. Q2 2017



$0.85
-.07
-.61
+.06
-.16
+.19
-.11
-.07
-.03
-.01
-.08
+.10
$0.06
Q2 2017 EPS
Electric Revenue(1)
Electric Revenue (Act 258)(2)
Fuel/Purchased Power
Natural Gas Revenue
Gas for Resale
O&M Expense
Interest Expense (net of AFC)
Depreciation
Other Taxes
Other Income/ Expense
Effective Tax Rate Change
Q2 2018 EPS

Note (1): Abnormal weather increased electric earnings by 11 cents per share in the second quarter of 2018, compared to an increase of 4 cents per share in the second quarter of 2017, for a quarter-over-quarter increase of 7 cents per share.

Note (2): Pursuant to an order issued by the SCPSC, in response to Act 258, rate-refund credits for billed and unbilled amounts for the period April 1, 2018 through June 30, 2018, totaling approximately $109.3 million (61 cents per share), have been deferred as revenue subject to refund on the condensed consolidated balance sheet.

# Year-To-Date Variances

## YTD 2018 Vs. YTD 2017


$2.04
+.40
-.63
-.61
-.28
+.03
-.24
-.15
-.05
-.04
-.06
+.63
+.22
-.02
$1.24
Q2 2017 EPS
Electric Revenue[1]
Electric Revenue (Swap Gains)[2]
Electric Revenue (Act 258)[3]
Fuel/Purchased Power
Natural Gas Revenue
O&M Expense
Interest Expense (net of AFC)
Depreciation
Other Taxes
Other Income/ Expense
Other Income/ Expense (Swap Gains)[2]
Effective Tax Rate Change
Impairment Loss
Q2 2018 EPS

Note (1): Abnormal weather increased electric earnings by 7 cents per share in the second quarter of 2018, compared to a decrease of 20 cents per share in the second quarter of 2017, for a period-over-period increase of 27 cents per share.

Note (2): Pursuant to approval of the SCPSC, during the first quarter of 2018, SCE&G's electric revenues were adjusted downward by $114 million in connection with fuel cost recovery and SCE&G concurrently recognized, within other income, $114 million of gains realized upon the settlement of certain interest rate derivative contracts. The impact of these events had no effect on net income.

Note (3): Pursuant to an order issued by the SCPSC, in response to Act 258, rate-refund credits for billed and unbilled amounts for the period April 1, 2018 through June 30, 2018, totaling approximately $109.3 million (61 cents per share), have been deferred as revenue subject to refund on the condensed consolidated balance sheet.

# EPS By Company

| | Quarter Ended June 30, | | | | | |
|---|---|---|---|---|---|---|
| | | 2018 | | 2017 | | Change |
| SCE&G | $ | 0.22 | $ | 0.88 | $ | (0.66) |
| PSNC Energy | | (0.01) | | 0.01 | | (0.02) |
| SCANA Energy | | 0.03 | | 0.01 | | 0.02 |
| Corporate & Other | | (0.18) | | (0.05) | | (0.13) |
| GAAP EPS | $ | 0.06 | $ | 0.85 | $ | (0.79) |

| | Year-To-Date June 30, | | | | | |
|---|---|---|---|---|---|---|
| | | 2018 | | 2017 | | Change |
| SCE&G | $ | 1.11 | $ | 1.67 | $ | (0.56) |
| PSNC Energy | | 0.33 | | 0.31 | | 0.02 |
| SCANA Energy | | 0.14 | | 0.11 | | 0.03 |
| Corporate & Other | | (0.34) | | (0.05) | | (0.29) |
| GAAP EPS | $ | 1.24 | $ | 2.04 | $ | (0.80) |

# Sales & Customer Growth



Customer Growth
(Year over Year Change)
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Q2 2017: 1.6% / 2.9% / 2.6%
Q3 2017: 1.3% / 2.9% / 2.6%
Q4 2017: 1.3% / 2.9% / 2.5%
Q1 2018: 1.4% / 2.9% / 2.6%
Q2 2018: 1.3% / 2.9% / 2.6%
SCE&G Electric
SCE&G Gas
PSNC Energy

## Kilowatt-Hour Sales

*(In Millions of KWH)*

| | Twelve Months Ended June 30, | | | |
|---|---|---|---|---|
| | 2018 | 2017 | Change | Weather Adjusted Change |
| Sales: | | | | |
| Residential | 8,184 | 7,890 | 3.7% | (1.5)% |
| Commercial | 7,443 | 7,408 | 0.5% | (0.8)% |
| Industrial | 6,289 | 6,205 | 1.3% | 1.3% |
| Other | 583 | 591 | (1.4)% | (1.9)% |
| Total Retail Sales | 22,499 | 22,094 | 1.8% | (0.5)% |

# Retail Returns

**Twelve Months Ended 6/30/2018**

| Company | Regulatory Earned ROE | Regulatory Allowed ROE |
|---|---|---|
| Regulatory SCE&G Electric (Non NND)(1) | 8.26% | 10.25% |
| DSM Revenues, net of Expenses | 0.62% | |
| Adjusted SCE&G Electric (Non NND)(2) | 8.88% | |
| SCE&G Gas(3) | 14.67% | 10.25% |
| PSNC Energy(4) | 10.61% | 9.70% |

NND = New Nuclear Development

(1) The Regulatory SCE&G Electric (Non NND) ROE is considered a GAAP measure.

(2) The Adjusted SCE&G Electric (Non NND) ROE is considered a Non-GAAP measure.

(3) For the twelve months ended 3/31/2018, RSA annual revenue decrease of $22.6 million filed for on 6/15/2018.

(4) Amounts represent per book returns and rate base and may not reflect NCUC's determinations of rate base, capitalization and/or ROE.

Note:

- SCE&G's electric ROE does not reflect the impact of the VC Summer nuclear construction project related impairment charges
- SCE&G's electric ROE increased 111bps due to weather
- SCE&G's electric ROE is preliminary until filed with Public Service Commission of South Carolina

# CAPEX and Financing Plan

**The Merger Agreement places limits on certain investing and financing transactions that can be taken by SCANA and its subsidiaries without further consent from Dominion Energy.**

- **2018 Planned financing transactions include:**
  - **$710 million of re-financings of long-term debt maturing in 2018 at Consolidated SCE&G**
  - **Original $100 million private placement issuance of long-term debt at PSNC Energy**

- **2018 CAPEX estimates includes ($ in millions):**

| | |
|---|---|
| SCE&G | $ 466 |
| PSNC Energy | 288 |
| Other | 37 |
| Nuclear Fuel | 54 |
| Total Estimated CAPEX | $ 845 |